SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 14, 2004

Registrant, State of Incorporation,
Commission	Address of Principal Executive	I.R.S. Employer
File Number	Offices and Telephone Number	Number

1-8788	SIERRA PACIFIC RESOURCES	88-0198358
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 895-0400 (89511)
(775) 834-4011

0-00508	SIERRA PACIFIC POWER COMPANY	88-0044418
88-0044418
P.O. Box 10100
(6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None

(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events

     On January 14, 2004, Sierra Pacific Power Company, a wholly-owned subsidiary of Sierra Pacific Resources, issued a press release announcing the filing of its mandatory annual deferred energy application with the Public Utilities Commission of Nevada which does not request any further increase in customer rates. The filing was made in conjunction with a filing to recover the costs of energy conservation programs, known as G.O. 43. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not required

(b)	Pro forma financial information

Not required

(c)	Exhibits

99.1 Press Release issued January 14, 2004

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources

(Registrant)

Date: January 14, 2004	By:	/s/ John E. Brown

John E. Brown
Vice President and Controller

Sierra Pacific Power Company

(Registrant)

Date: January 14, 2004	By:	/s/ John E. Brown

John E. Brown
Vice President and Controller

Exhibit Index

99.1 – Press Release issued January 14, 2004.